Exhibit 99

Debt Summary Schedule

PROPERTY	LENDER	INTEREST RATE	12/31/12 BALANCE	MATURITY DATE	YEARS TO MATURITY

FIXED RATE SECURED
Hackensack Gardens - 1st	JPMorgan Chase - Fannie Mae	5.260	4,174,685	03/01/13	0.16
Hackensack Gardens - 2nd	JPMorgan Chase - Fannie Mae	5.440	4,099,822	03/01/13	0.16
Barrington Gardens	Wachovia - Freddie Mac	4.960	10,597,167	04/01/13	0.25
Canterbury Apartments - 1st	M&T Realty-Fannie Mae	5.020	25,368,905	05/01/13	0.33
Canterbury Apartments - 2nd	M&T Realty-Fannie Mae	6.460	16,169,554	05/01/13	0.33
Multi-Property Facility	Prudential - Fannie Mae	6.475	100,000,000	08/31/13	0.67
Saddle Brook Apts. - 1st	Wells Fargo - Fannie Mae	5.840	26,350,401	11/01/13	0.84
Saddle Brook Apts. - 2nd	Wells Fargo - Fannie Mae	6.290	3,090,316	11/01/13	0.84
Falkland Chase	Centerline (CIII) - Fannie Mae	5.480	9,906,270	04/01/14	1.25
The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.520	22,937,105	04/01/14	1.25
Hawthorne Court	Centerline (CIII) - Fannie Mae	5.270	32,971,022	07/01/14	1.50
The Greens at Columbia	M&T Realty-Fannie Mae	3.930	9,270,420	08/01/14	1.58
Westchester West - 1st	Deutsche Bank Berkshire - Fred	6.150	26,210,248	03/01/15	2.16
Westchester West - 2nd	Deutsche Bank Berkshire - Fred	6.640	7,297,663	03/01/15	2.16
Stratford Greens	Capital One Bank	5.750	29,806,312	07/01/15	2.50
Sayville Commons	M&T Realty - Freddie Mac	5.000	38,045,014	08/01/15	2.58
Charleston Place	Wells Fargo - Freddie Mac	3.770	32,189,627	09/01/15	2.67
Charleston Place	Wells Fargo - Freddie Mac	3.770	22,155,776	09/02/15	2.67
Charleston Place	Wells Fargo - Freddie Mac	3.770	19,287,144	09/03/15	2.67
Cypress Place Apartments	Prudential - Fannie Mae	6.555	9,926,507	11/01/15	2.84
Golf Club Apartments	Prudential - Fannie Mae	6.380	31,983,508	11/01/15	2.84
Northwood Apartments	M&T Realty - Freddie Mac	5.500	10,218,802	12/01/15	2.92
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.250	48,271,795	01/01/16	3.00
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.550	5,012,614	01/01/16	3.00
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.250	74,299,800	01/01/16	3.00
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.550	1,822,765	01/01/16	3.00
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.565	48,909,882	02/01/16	3.09
Devonshire - 1st	Wachovia - Fannie Mae	5.600	35,816,956	04/01/16	3.25
Devonshire - 2nd	Wachovia - Fannie Mae	6.235	8,125,771	04/01/16	3.25
Mid-Island	Prudential - Fannie Mae	5.480	18,849,515	04/01/16	3.25
Owings Run 1 & 2	Prudential - Fannie Mae	5.590	40,822,794	04/01/16	3.25
The Manor East	KeyBank - Freddie Mac	3.250	7,136,154	04/01/16	3.25
Country Village	Centerline (CIII) - Fannie Mae	5.520	17,974,555	06/01/16	3.42
Fox Hall Apartments	Columbia Nat’l - Freddie Mac	5.610	47,000,000	06/01/17	4.42
Mill Towne Village	Prudential - Fannie Mae	5.990	24,239,000	09/01/17	4.67
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	4.84
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.810	39,285,000	12/01/17	4.92
Chatham Hill	M&T Realty - Freddie Mac	5.590	43,163,693	01/01/18	5.01
William Henry Apartments	PNC - Fannie Mae	4.850	27,838,327	01/01/18	5.01
Seminary Towers Apartments	Prudential - Fannie Mae	5.485	53,515,000	07/01/18	5.50
The Manor (MD)	Prudential - Fannie Mae	4.230	45,078,091	11/01/18	5.84
Bonnie Ridge - 1st	Prudential Life	6.600	8,915,537	12/15/18	5.96
Bonnie Ridge - 2nd	Prudential Life	6.160	16,983,863	12/15/18	5.96
Bonnie Ridge - 3rd	Prudential Life	6.070	24,075,645	12/15/18	5.96
Annapolis Roads	Amerisphere - Fannie Mae	5.120	23,345,286	01/01/19	6.01
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.750	17,749,185	01/01/19	6.01
The Sycamores	M&T Realty - Freddie Mac	5.710	20,689,739	01/01/19	6.01
Top Field Apartments	M&T Realty - Fannie Mae	4.840	16,153,090	01/01/19	6.01
Westwood Village	M&T Realty - Freddie Mac	5.680	45,329,124	01/01/19	6.01
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.470	11,976,302	07/01/19	6.50
Glen Manor	Prudential - Fannie Mae	5.830	7,715,526	08/01/19	6.59
Ridley Brook	Prudential - Fannie Mae	5.830	12,808,444	08/01/19	6.59
The Courts at Fair Oaks	Walker&Dunlop - Freddie CME	4.500	48,163,797	08/01/19	6.59
Southern Meadows	Red Mortgage - Fannie Mae	5.360	39,660,825	10/01/19	6.75
Elmwood Terrace	M & T Realty - Fannie Mae	5.560	26,052,424	11/01/19	6.84
Lakeview	Greystone - Fannie Mae	5.310	8,840,585	12/01/19	6.92
The Landings	Prudential - Fannie Mae	5.600	25,468,465	01/01/20	7.01
East Meadow Apartments	M&T Realty - Freddie Mac	5.400	14,335,986	05/01/20	7.34
Selford Townhomes	M&T Realty - Freddie Mac	5.400	8,666,882	05/01/20	7.34
South Bay Manor	M&T Realty - Freddie Mac	5.400	6,572,385	05/01/20	7.34
Stone Ends Apts.	M&T Realty - Freddie Mac	5.400	24,411,717	05/01/20	7.34
Tamarron Apartments	M&T Realty - Freddie Mac	5.400	14,343,690	05/01/20	7.34
The Manor (VA)	M&T Realty - Freddie Mac	5.400	13,462,557	05/01/20	7.34
Woodmont Village	M&T Realty - Freddie Mac	5.400	9,713,649	05/01/20	7.34
Trexler Park	Greystone - Fannie Mae	4.340	37,416,785	09/01/20	7.67
Arbor Park of Alexandria	Prudential - Fannie Mae	4.350	94,345,099	11/01/20	7.84
New Orleans Park	M & T Realty - Fannie Mae	4.580	22,943,268	11/01/20	7.84
Racquet Club East	PNC - Fannie Mae	4.740	36,732,076	12/01/20	7.92
Heritage Woods Apts	Greystone - Fannie Mae	5.390	14,130,707	01/01/21	8.01
The Meadows at Marlborough	Prudential - Fannie Mae	5.500	20,642,657	01/01/21	8.01
Home Properties of Devon	M & T Realty - Fannie Mae	4.850	59,235,978	08/01/21	8.59
Pleasant View Gardens	Prudential - Fannie Mae	4.510	93,375,826	11/01/21	8.84
Dunfield Townhomes	Midland Mortgage - HUD	5.250	11,002,583	09/01/28	15.68

PROPERTY		LENDER	INTEREST RATE	12/31/12 BALANCE	MATURITY DATE	YEARS TO MATURITY
Highland House		Arbor Comml - Fannie Mae	6.320	5,548,095	01/01/29	16.01

WTD AVG - FIXED SECURED			5.295	1,967,025,757		4.94

VARIABLE RATE SECURED
Virginia Village		Wachovia - Freddie Mac	2.090	28,278,996	07/01/15	2.50
Hill Brook Apts		M&T Realty - Freddie Mac	3.132	12,287,660	09/01/16	3.67
Wayne Village		M&T Realty - Freddie Mac	3.282	25,037,792	09/01/16	3.67
Cider Mill Apts		M&T Realty - Freddie Mac	3.117	60,134,005	01/01/17	4.01
The Heights at Marlborough		PNC Real Estate	3.288	22,635,854	01/01/17	4.01
Sherry Lake		M&T Realty - Freddie Mac	3.111	24,932,189	04/01/17	4.25
Falkland Chase		Montgomery Cty HOC-Fannie	1.218	24,695,000	10/01/30	17.76

WTD AVG - VARIABLE SECURED			2.774	198,001,496		5.48

WTD AVG - TOTAL SECURED DEBT			5.065	2,165,027,253		4.99

FIXED RATE UNSECURED
Private Placement Senior Notes - Series A		Various Investors	4.460	90,000,000	12/19/18	5.97
Private Placement Senior Notes - Series B		Various Investors	5.000	60,000,000	12/19/21	8.97
Senior Notes		Prudential Life Insurance	4.160	50,000,000	06/27/19	6.49
Bank Term Loan w/ Interest Rate Swap		M and T Bank et. al.	1.985	250,000,000	12/08/16	3.94

VARIABLE RATE UNSECURED

Revolving Line of Credit		M and T Bank et. al.	1.550	162,500,000	12/08/15	2.94

WTD AVG - TOTAL UNSECURED DEBT			2.706	612,500,000		4.67

TOTAL COMBINED DEBT			4.545	2,777,527,253		4.92

% OF PORTFOLIO - FIXED	87.0%
% OF PORTFOLIO - VARIABLE	13.0%
WTG AVG - TOTAL FIXED RATE DEBT			4.891			5.01
WTD AVG - TOTAL VARIABLE RATE DEBT			2.222			4.33
WTG AVG - COMBINED DEBT			4.545			4.92